UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  December15, 2009

CYBERLUX CORPORATION

 (Exact name of registrant as specified in charter)

Nevada	000-33415	91-2048978
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4625 Creekstone Drive, Suite 130,Research Triangle Park, Durham, NC 27703

(Address of principal executive offices) (Zip Code)

(919) 474-9700

(Registrant’s telephone number, including area code)

Copies to:

John W. Ringo

Secretary and Corporate Counsel

4625 Creekstone Drive, Suite 130

Research Triangle Park

Durham, NC 27703

Phone:  (919) 474-9700

Fax: (919) 474-9712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On December 15, 2009, Cyberlux Corporation has formally entered into a supplier agreement with Spectrum Brands to deliver six products for its Rayovac brand, two of which are for immediate delivery for orders that Spectrum Brands has procured.  Cyberlux will supply the Rayovac brand with Cyberlux existing LED lighting products, as well as LED products exclusively designed for the Rayovac brand.  On July 21st, Cyberlux entered into discussions with Spectrum Brands regarding various LED products that Cyberlux has already developed and patented, has substantial intellectual property and patent rights for, as well as the design of new LED products exclusively for the Rayovac brand.

ITEM 9.01

Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLUX CORPORATION

By:	/s/ Mark D. Schmidt
Mark D. Schmidt Chief Executive Officer

Date:  December 15, 2009

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